Exhibit 4.4

AMENDMENT NO. 1 TO AGREEMENT OF LIMITED PARTNERSHIP

OF

FIRST UNION REIT, L.P.

THIS AMENDMENT NO. 1 TO AGREEMENT OF LIMITED PARTNERSHIP OF First Union REIT, L.P., dated as of December 1, 2005, is entered into by and among Winthrop Realty Trust (f/k/a First Union Real Estate Equity and Mortgage Investments), an Ohio business trust (“WRT”), and FIRST UNION MANAGEMENT INC. (as successor by merger to FT-TRS Loan Corp.), a Delaware corporation (“FUMI”), together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, WRT and FUMI are party to that certain Agreement of Limited Partnership of First Union REIT, L.P., dated as of January 1, 2005 (the “Partnership Agreement”);

WHEREAS, WRT and FUMI desire to amend the Partnership Agreement to change the name of the Partnership to “WRT Realty L.P.”

NOW, THEREFORE, the parties hereby agreed as follows:

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Partnership Agreement.

2. Amendment to Agreement. The Partnership Agreement is hereby amended as follows:

a. The heading of the Partnership Agreement is amended to read in its entirety “AGREEMENT OF LIMITED PARTNERSHIP OF WRT REALTY L.P.”

b. The first sentence of Section 2.2 of the Partnership Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“The name of the Partnership is WRT Realty L.P.”

c. Exhibit D to the Partnership Agreement is hereby amended by replacing all references therein to “First Union REIT, L.P.” with “WRT Realty L.P.”

3. Miscellaneous. (a) Except as modified hereby, the Partnership Agreement remains in full force and effect and the provisions thereof are hereby ratified and confirmed.

(b) All references in the Partnership Agreement to “this Agreement”, “hereunder”, “hereto” or similar references, and all references in all other documents to the Agreement shall hereinafter be deemed references to the Agreement as amended hereby.

(c) This Amendment may be executed in one or more counterparts, all of which together shall for all purposes constitute one amendment, binding on all parties hereto, notwithstanding that the parties have not signed the same counterparts.

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

WRT REALTY TRUST

By:	/s/ Peter Braverman
Peter Braverman
President

FIRST UNION MANAGEMENT, INC.

By:	/s/ Peter Braverman
Peter Braverman
President